Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-57355
PROSPECTUS SUPPLEMENT NO. 15
(to prospectus dated July 17, 1998)
3,267,564 Shares
First Industrial Realty Trust, Inc.
Common Stock
     This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.
          The table below reflects the following transactions:
•	the transfer by Steven Ohren of 33,366 units to Britten Shuford and David Sayad, Successor Co-Trustees of The Steven Ohren Living Trust dated June 11, 2008.

	Number of Shares and Units Owned	Number of Shares
Name	Before the Offering	Offered Hereby
Britten Shuford and David Sayad, Successor Co-Trustees of The Steven Ohren Living Trust dated June 11, 2008	33,366	33,366
The date of this prospectus supplement is August 26, 2009.